BYLAWS

                                       OF

                              CONCORDE FUNDS, INC.
                       (as adopted on ____________, 1995)




                                    ARTICLE I

                             SHAREHOLDERS' MEETINGS

             Section 1. Place of Meetings. All meetings of shareholders shall be held at 1500 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas, or at such other location in Texas or any other state as the board of directors shall direct.

             Section 2.     Annual Meeting.

             (a) The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before it, if the annual meeting shall be held, shall be held during the month of January of each year (or during such other month as the board of directors shall determine), at such date and time as shall be fixed by the board of directors and stated in the notice of such meeting. Any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

             (b) The corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted on by shareholders under the Investment Company Act of 1940.

             Section 3. Special Meeting. Special meetings of the shareholders may be called by the board of directors, the president, vice president or the secretary, and shall be called by the secretary upon the written request of the holders of shares entitled to not less than ten percent (10%) of all the votes entitled to be cast at such meeting; provided that such holders prepay the costs to the corporation of preparing and mailing the notice of the meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

             Section 4. Notice of Meeting. Not less than ten (10) days nor more than sixty (60) days before the date of every shareholders' meeting, the secretary shall give to each shareholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid.

             Any notice required to be given to any shareholder under this
   Article I need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any; or (2) all (but no less than two) payments (if sent by first class mail) of distributions with respect to the shares held by such shareholder during a twelve-month period, have been mailed to that person, addressed at his address as shown on the records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the corporation is reflected in any articles or document filed with the Secretary of State of the State of Texas, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

             Section 5. Quorum. At any meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under statute or under the charter for the vote necessary for the adoption of any measure. If at any meeting a quorum is not present or represented, the chairman of the meeting or the holders of a majority of the stock present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

             Section 6. Stock Entitled to Vote. Each issued share of stock shall be entitled to vote at any meeting of shareholders except shares owned, other than in a fiduciary capacity, by the corporation or by another corporation in which the corporation owns shares entitled to cast a majority of all the votes entitled to be cast by all shares outstanding and entitled to vote of such corporation.

             Section 7. Voting. Each outstanding share of each class of stock entitled to vote at a meeting of shareholders shall be entitled to one vote on each matter submitted to a vote. In all elections for directors every shareholder shall have the right to vote the shares owned of record by him for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting. A shareholder may vote the shares owned of record by him either in person or by proxy executed in writing by the shareholder or by his authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date unless otherwise provided in the proxy. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize any action which may properly come before the meeting, unless a greater number is required by statute or by the charter.

             Section 8. Informal Action. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the shareholders entitled to vote on the subject matter thereof and such consent is filed with the records of the corporation.


                                   ARTICLE II

                                    DIRECTORS

             Section 1. Number. The number of directors of the corporation shall be four (4). By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by these bylaws may be increased or decreased from time to time to not more than fifteen nor less than three, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board.

             Section 2. Election and Qualification. Until the first annual meeting of shareholders and until successors are duly elected and qualify, the board of directors shall consist of the persons named as such in the charter. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. A director need not be a shareholder of the corporation, but must be eligible to serve as a director of a registered investment company under the Investment Company Act of 1940.

             Section 3. Vacancies. Any vacancy on the board of directors occurring between shareholders' meetings called for the purpose of electing directors may be filled, if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office at an annual or special meeting of shareholders, in the following manner: (i) for a vacancy occurring other than by reason of an increase in directors, by a majority of the remaining members of the board, although such majority is less than a quorum; and
   (ii) for a vacancy occurring by reason of an increase in the number of directors, by action of a majority of the entire board. A director elected by the board to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualifies. If by reason of the death, disqualification or bona fide resignation of any director or directors, more than sixty percent (60%) of the members of the board of directors are interested persons of the corporation, as defined in the Investment Company Act of 1940, such vacancy shall be filled within thirty (30) days if it may be filled by the board, or within sixty (60) days if a vote of shareholders is required to fill such vacancy; provided that such vacancy may be filled within such longer period as the Securities and Exchange Commission may prescribe by rules and regulations, upon its own motion or by order upon application. In the event that at any time less than a majority of the directors were elected by the shareholders, the board or proper officer shall forthwith cause to be held as promptly as possible, and in any event within sixty (60) days, a meeting of the shareholders for the purpose of electing directors to fill any existing vacancies in the board, unless the Securities and Exchange Commission shall by order extend such period.

             Section 4. Powers. The business and affairs of the corporation shall be managed under the direction of the board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these bylaws conferred upon or reserved to the shareholders.

             Section 5.     Removal.

             (a) At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

             (b) Notwithstanding any other provisions of these bylaws, the secretary of the corporation shall promptly call a special meeting of shareholders for the purpose of voting upon the question of removal of any director upon the written request of the holders of shares entitled to not less than ten percent (10%) of all the votes entitled to be cast at such meeting.

             (c) Whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent (1%) of the total outstanding shares, whichever is less, shall apply to the corporation's secretary in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting pursuant to subsection (b) above and accompanied by a form of communication and request which they wish to transmit, the secretary shall within five (5) business days after such application either: (1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the corporation; or (2) inform such applicants as to the approximate number of shareholders of record and the approximate cost of mailing to them the proposed communication and form of request.

             (d) If the secretary elects to follow the course specified in clause (2) of subsection (c) above, the secretary, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books, unless within five (5) business days after such tender the secretary shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the board of directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

             (e) After opportunity for hearing upon the objections specified in the written statement so filed, the Securities and Exchange Commission may, and if demanded by the board of directors or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Securities and Exchange Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Securities and Exchange Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the secretary shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

             Section 6. Place of Meetings. Meetings of the board of directors, regular or special, may be held at any place in or out of the State of Texas as the board may from time to time determine or as may be specified in the notice of meeting.

             Section 7. First Meeting of Newly Elected Board. The first meeting of each newly elected board of directors shall be held without notice immediately after and at the same general place as the annual meeting of the shareholders, for the purpose of organizing the board, electing officers and transacting any other business that may properly come before the meeting.

             Section 8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

             Section 9. Special Meetings. Special meetings of the board of directors may be called at any time either by the board, the president, a vice president or a majority of the directors in writing with or without a meeting. Notice of special meetings shall either be mailed by the secretary to each director at least three (3) days before the meeting or shall be given personally or telegraphed to each director at least one (1) day before the meeting. Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.

             Section 10. Quorum and Vote Required for Action. At all meetings of the board of directors a majority of the entire board shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meetings at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by statute, the articles of incorporation or these bylaws. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Members of the board of directors or a committee of the board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; provided, however, that a director may not participate in a meeting by means of a conference telephone or similar communications equipment if the purpose of the meeting is to approve the corporation's investment advisory agreement and/or to approve the selection of the corporation's auditors, or if participation in such a manner would otherwise violate the Investment Company Act of 1940 or other applicable laws. Except as set forth in the preceding sentence, participation in a meeting by these means constitutes presence in person at the meeting.

             Section 11. Executive and Other Committees. The board of directors may appoint from among its members an executive and other committees composed of one (1) or more directors. The board may delegate to such committees in the intervals between meetings of the board any of the powers of the board to manage the business and affairs of the corporation, except that no such committee shall have the authority of the board of directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, filling vacancies in the board of directors or any such committee, filling any directorship to be filled by reason of an increase in the number of directors, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee, altering or repealing any resolution of the board of directors which by its terms provides that it shall not be so amendable or repealable, declaring dividends, authorizing the issuance of shares of the corporation or taking any action required by the Investment Company Act of 1940 to be taken by the independent directors of the corporation or by the full board of directors.

             Section 12. Informal Action. Except as set forth in the following sentence, any action required or permitted to be taken at any meeting of the board of directors or a committee of the board may be taken without a meeting, if a written consent to such action is signed by all members of the board or the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Notwithstanding the preceding sentence, no action may be taken by the board of directors pursuant to a written consent with respect to the approval of the corporation's investment advisory agreement, the approval of the selection of the corporation's auditors, or any action required by the Investment Company Act of 1940 or other applicable law to be taken at a meeting of the board of directors to be held in person.


                                   ARTICLE III

                             OFFICERS AND EMPLOYEES

             Section 1. Election and Qualification. At the first meeting of each newly elected board of directors there shall be elected a president, one or more vice presidents, a secretary and a treasurer. The board may also elect one or more assistant secretaries and assistant treasurers. No officer need be a director. Any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, charter or these bylaws to be executed, acknowledged or verified by two or more officers. Each officer must be eligible to serve as an officer of a registered investment company under the Investment Company Act of 1940. Nothing herein shall preclude the employment of other employees or agents by the corporation from time to time without action by the board.

             Section 2. Term, Removal and Vacancies. The officers shall be elected to serve until the next first meeting of a newly elected board of directors and until their successors are elected and qualify. Any officer may be removed by the board, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. A vacancy in any office shall be filled by the board for the unexpired term.

             Section 3. Bonding. Each officer and employee of the corporation who singly or jointly with others has access to securities or funds of the corporation, either directly or through authority to draw upon such funds, or to direct generally the disposition of such securities shall be bonded against larceny and embezzlement by a reputable fidelity insurance company authorized to do business in Texas. Each such bond, which may be in the form of an individual bond, a schedule or blanket bond covering the corporation's officers and employees and the officers and employees of the investment adviser to the corporation and other corporations to which said investment adviser also acts as investment adviser, shall be in such form and for such amount (determined at least annually) as the board of directors shall determine in compliance with the requirements of Section 17(g) of the Investment Company Act of 1940, as amended from time to time, and the rules, regulations or orders of the Securities and Exchange Commission thereunder.

             Section 4. President. The president shall be the principal executive officer of the corporation. He shall preside at all meetings of the shareholders and directors, have general and active management of the business of the corporation, see that all orders and resolutions of the board of directors are carried into effect and execute in the name of the corporation all authorized instruments of the corporation, except where the signing shall be expressly delegated by the board to some other officer or agent of the corporation.

             Section 5. Vice Presidents. The vice president, or if there may be more than one, the vice presidents, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall have such other duties and powers as the board may from time to time prescribe or the president delegate.

             Section 6. Secretary and Assistant Secretaries. The secretary shall give notice of, attend and record the minutes of meetings of shareholders and directors, keep the corporate seal and, when authorized by the board, affix the same to any instrument requiring it, attesting to the same by his signature, and shall have such further duties and powers as are incident to his office or as the board may from time to time prescribe. The assistant secretary, if any, or, if there be more than one, the assistant secretaries in the order determined by the board, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall have such other duties and powers as the board may from time to time prescribe or the secretary delegate.

             Section 7. Treasurer and Assistant Treasurers. The treasurer shall be the principal financial and accounting officer of the corporation. He shall be responsible for the custody and supervision of the corporation's books of account and subsidiary accounting records, and shall have such further duties and powers as are incident to his office or as the board of directors may from time to time prescribe. The assistant treasurer, if any, or, if there be more than one, the assistant treasurers in the order determined by the board, shall in the absence or disability of the treasurer, perform all duties and exercise the powers of the treasurer, and shall have such other duties and powers as the board may from time to time prescribe or the treasurer delegate.

                                   ARTICLE IV

            RESTRICTIONS ON COMPENSATION TRANSACTIONS AND INVESTMENTS

             Section 1. Salary and Expenses. Directors and executive officers as such shall not receive any salary for their services or reimbursement for expenses from the corporation; provided that the corporation may pay fees in such amounts and at such times as the board of directors shall determine to directors who are not interested persons of the corporation for attendance at meetings of the board of directors. Clerical employees shall receive compensation for their services from the corporation in such amounts as are determined by the board of directors.

             Section 2. Compensation and Profit from Purchase and Sales. No affiliated person of the corporation, as defined in the Investment Company Act of 1940, or affiliated person of such person, shall, except as permitted by Section 17(e) of the Act, or the rules, regulations or orders of the Securities and Exchange Commission thereunder, (i) acting as agent, accept from any source any compensation for the purchase or sale of any property or securities to or for the corporation or any controlled company of the corporation, as defined in such Act; or (ii) acting as a broker, in connection with the sale of securities to or by the corporation or any controlled company of the corporation, receive from any source a commission, fee or other remuneration for effecting such transaction. The investment adviser to the corporation shall not profit directly or indirectly from sales of securities to or from the corporation.

             Section 3. Transactions with Affiliated Person. No affiliated person of the corporation, as defined in the Investment Company Act of 1940, or affiliated person of such person shall knowingly (i) sell any security or other property to the corporation or to any company controlled by the corporation, as defined in the Act, except shares of stock of the corporation or securities of which such person is the issuer and which are part of a general offering to the holders of a class of its securities; (ii) purchase from the corporation or any such controlled company any security or property except shares of stock of the corporation or securities of which such person is the issuer; (iii) borrow money or other property from the corporation or any such controlled company; or
   (iv) acting as a principal effect any transaction in which the corporation or controlled company is a joint or joint and several participant with such person; provided, however, that this section shall not apply to any transaction permitted by Sections 17(a), (b), (c), (d) or 21(b) of the Investment Company Act of 1940 or the rules, regulations or orders of the Securities and Exchange Commission thereunder, and shall not prohibit the joint participation by the corporation and an affiliate in a fidelity bond arrangement.

             Section 4. Investment Adviser. The corporation may employ one or more investment advisers and sub-advisers, the employment of which shall be pursuant to written agreements in accordance with Section 15 of the Investment Company Act of 1940, as amended from time to time.

             Section 5. Ownership of Stock by Officers and Directors. No officer or director shall take a long or short position in the stock of the corporation; provided, however, that officers or directors may purchase stock of the corporation for investment purposes at the same price as that available to the public at the time of purchase, or in connection with the original capitalization of the corporation.

             Section 6. Portfolio Transactions. The corporation shall not purchase, acquire or retain:

             (a) any security of an issuer, any of whose officers or directors is an officer, director or investment adviser of the corporation or an affiliated person, as defined in the Investment Company Act of 1940, of such investment adviser;

             (b) any security issued by or any interest in the business of an investment company, insurance company, broker, dealer, underwriter or investment adviser, except as permitted under Sections 12(d), (e) and (g) of the Investment Company Act of 1940, as amended from time to time, or the rules, regulations or orders of the Securities and Exchange Commission thereunder;

             (c) voting securities of another issuer, the acquisition or retention of which would result in circular or cross ownership, as defined in Section 20(c) of the Investment Company Act of 1940; or

             (d) during the existence of any underwriting or selling syndicate, any security, except stock of the corporation, a principal underwriter of which is an officer, director, distributor, administrator, investment adviser or employee of the corporation, or is a person (other than a company of the character described in Section 12(d)(3)(A) and (B) of the Investment Company Act of 1940, as amended from time to time) of which any such officer, director, distributor, administrator, investment adviser or employee is an affiliated person, as defined in the Investment Company Act of 1940, unless in acquiring such security the corporation is itself acting as a principal underwriter for the issue, except as the Securities and Exchange Commission, by rules, regulations or order shall permit.


                                    ARTICLE V

                    UNCERTIFICATED SHARES AND TRANSFER BOOKS

             Section 1.     Uncertificated Shares.  In accordance with
   Article 2.19 of the Texas Business Corporation Act, any and all shares of capital stock of the corporation now or hereafter authorized for issuance shall be uncertificated shares.

             Section 2. Stock Ledger. The corporation shall maintain at its office in Dallas, Texas, or at the office of its principal transfer agent, if any, an original or duplicate stock ledger containing the names and addresses of all shareholders and the number of shares held by each shareholder.

             Section 3. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

             Section 4. Transfer Agent and Registrar. The corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the board of directors, where the shares of stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices, each in charge of a registrar designated by the board, where such shares of stock shall be registered.

             Section 5. Fixing of Record Dates and Closing of Transfer Books. The board of directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed or a record date is fixed for the purpose of determine shareholders entitled to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such action.


                                   ARTICLE VI

                         ACCOUNTS, REPORTS AND CUSTODIAN

             Section 1. Inspection of Books. The board of directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the shareholders and the shareholders' rights in this respect are and shall be limited accordingly.

             Section 2. Reliance on Records. Each director and officer shall, in the performance of his duties, be fully protected in relying in good faith on the books of account or reports made to the corporation by any of its officials or by an independent public accountant.

             Section 3. Preparation and Maintenance of Accounts, Records and Statements. The president, a vice president or the treasurer shall prepare or cause to be prepared annually, a full and correct statement of the affairs of the corporation, including a balance sheet or statement of financial condition and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the shareholders and filed within twenty (20) days thereafter at the principal office of the corporation in the State of Texas. The proper officers of the corporation shall also prepare, maintain and preserve or cause to be prepared, maintained and preserved the accounts, books and other documents required by Article 2.44 of the Texas Business Corporation Act and Section 31 of the Investment Company Act of 1940 and shall prepare and file or cause to be prepared and filed the reports required by
   Section 30 of the Investment Company Act of 1940. No financial statement shall be filed with the Securities and Exchange Commission unless the officers or employees who prepared or participated in the preparation of such financial statement have been specifically designated for such purpose by the board of directors.

             Section 4. Auditors. No independent public accountant all be retained or employed by the corporation to examine, certify or report on its financial statements for any fiscal year unless such selection:
   (i) shall have been approved by a majority of the entire board of directors within thirty (30) days before or after the beginning of such fiscal year or before the annual meeting of shareholders for such fiscal year; (ii) shall have been ratified at the next succeeding annual meeting of shareholders; provided that any vacancy occurring between annual meetings due to the death or resignation of such accountant may be filled by the board of directors; and (iii) shall otherwise meet the requirements of Section 32 of the Investment Company Act of 1940.

             Section 5. Custodian. All securities, evidences of indebtedness and funds of the corporation shall be entrusted to the custody of one or more custodians or depositaries, each of which shall be either an eligible foreign custodian as defined in Rule 17f-5 under the Investment Company Act of 1940 or a bank or trust company which is a member of the Federal Reserve System having capital, surplus and undivided profits of not less than Two Million Dollars ($2,000,000), as set forth in its most recently published report of condition, and the qualifications prescribed by and pursuant to Sections 17(f) and 26 of the Investment Company Act of 1940 and which shall be employed as agent or agents of the corporation by the board of directors.

             Section 6. Agreement with Custodian. Each such custodian shall be employed pursuant to a written agreement which shall conform to the requirements prescribed by any applicable rules and regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, and, except as otherwise provided by such rules and regulations, shall provide substantially as follows:

             (a) The custodian shall keep (i) all cash on deposit with such other banks in the name of the custodian as the corporation shall direct; and (ii) all securities in a separate account, not commingled with other assets, in the name of the custodian, its nominee or the corporation in care of the custodian, or in the custody of the custodian or agents in street certificate or bearer form. The custodian may utilize a central securities clearing agency or securities depository in accordance with the provisions of the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The custodian shall receive and collect the income or funds due with respect to such securities.

             (b) Securities and cash held by the custodian may be withdrawn only upon written order signed on behalf of the corporation by two employees, at least one of whom shall be an officer included within a list of five officers and employees certified for such purpose by resolution of the board of directors.

             (c) Securities held by the custodian may be withdrawn only for the following purposes:

                  (i) The sale of such securities for the account of the corporation with delivery and payment therefore in accordance with procedures and customs used by the custodian in the sale of securities for the trust estates for which it is trustee;

                  (ii) The delivery of securities in exchange for
             or conversion into other securities alone, cash or cash and other securities pursuant to the provisions of such securities or a plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of the issuer thereof;

                  (iii)     The surrender of warrants, rights or
             similar securities in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                  (iv) The delivery of securities to a lender as
             collateral on borrowing effected by the corporation or to a broker selling any such securities in accordance with "street delivery" customs;

                  (v) The delivery of securities as a redemption in kind, or distribution, of stock of the corporation or in connection with a retirement of such securities;

                  (vi) The delivery of securities for other proper
             corporate purposes;

        provided, that in each case specified in clauses (i), (iii) and
        (iv) the payment, collateral or securities to be received are delivered to the custodian simultaneously or as promptly thereafter as possible.

             (d) Cash held by the custodian may be withdrawn only for the following purposes:

                  (i) The purchase of securities to be retained by the custodian with delivery and payment therefor in accordance with procedures and customs used by the custodian in the purchase of securities for the trust estates for which it is trustee;

                  (ii) The redemption or purchase of stock in the
             corporation;

                  (iii)     The payment of interest, dividends or
             other distributions on stock of the corporation;

                  (iv) The payment of taxes, interest, the
             investment adviser's fees incurred in connection with the operation of the corporation, and operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services);

                  (v)  The payment in connection with the
             conversion, exchange or surrender of securities owned by the corporation;

                  (vi) The deposit of funds in the name of the
             custodian in or with any other bank or trust company designated by the corporation;

                  (vii)     Other proper corporate purposes as
             certified by resolution of the board of directors.

             Section 7. Termination of Custodian Agreement. Any employment agreement with a custodian shall be terminable on not more than sixty (60) days' notice in writing by the board of directors or the custodian and upon any such termination the custodian shall turn over only to the succeeding custodian designated by the board of directors all funds, securities and property and documents of the corporation in its possession.

             Section 8. Checks and Requisitions. Except as otherwise authorized by the board of directors, all checks and drafts for the payment of money shall be signed in the name of the corporation by a custodian, and all requisitions or orders for the payment of money by a custodian or for the issue of checks and drafts therefore, all promissory notes, all assignments of stock or securities standing in the name of the corporation, and all requisitions or orders for the assignment of stock or securities standing in the name of a custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the corporation by not less than two persons (who shall be among those persons, not in excess of five, designated for this purpose by the board of directors) at least one of which shall be an officer. Promissory notes, checks or drafts payable to the corporation may be endorsed only to the order of a custodian or its nominee by the treasurer or president or by such other person or persons as shall be thereto authorized by the board of directors.


                                   ARTICLE VII

                               GENERAL PROVISIONS

             Section 1. Offices. The principal office of the corporation in the State of Texas shall be in the City of Dallas. The corporation may also have offices at such other places within and without the State of Texas as the board of directors may from time to time determine. Except as otherwise required by statute, the books and records of the corporation may be kept outside the State of Texas.

             Section 2. Seal. The corporation shall have no corporate seal unless otherwise determined by the board of directors.

             Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.

             Section 4. Notice of Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of shareholders or directors is required to be given under the statute, the charter or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, either before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy or at the meeting of directors in person, shall be deemed equivalent to the giving of such notice to such person. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued by any such law.

             Section 5. Voting of Stock. Unless otherwise ordered by the board of directors, the president shall have full power and authority, in the name and on behalf of the corporation (i) to attend, act and vote at any meeting of shareholders of any company in which the corporation may own shares of stock of record, beneficially (as the proxy or attorney-in-fact of the record holder) or of record and beneficially; and
   (ii) to give voting directions to the record shareholder of any such stock beneficially owned. At any such meeting, he shall possess and may exercise any and all rights and powers incident to the ownership of such shares which, as the holder or beneficial owner and proxy of the holder thereof, the corporation might possess and exercise if personally present, and may delegate such power and authority to any officer, agent or employee of the corporation.

             Section 6. Dividends. Dividends upon the stock of the corporation, subject to the provisions of the charter, if any, may be declared by the board of directors in any lawful manner. The source of each dividend payment shall be disclosed to the shareholders receiving such dividend, to the extent required by the laws of the State of Texas and by Section 19 of the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission thereunder. The total of each dividend payment made to shareholders in respect of any one fiscal year shall be approximately equal to the sum of (a) the net income for such fiscal year exclusive of profits or losses realized upon the sale of securities or other property; and (b) the excess of profits over losses on the sales of securities or other property for such fiscal year; provided the above provision shall be interpreted to give the board of directors the power in its discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the corporation to avoid or reduce its tax liability.

             Section 7.     Indemnification.

             (a) The corporation shall indemnify all of its corporate representatives against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding, or threat or claim of such action, suit or proceeding, whether civil, criminal, administrative or legislative, no matter by whom brought, or in any appeal in which they or any of them are made parties or a party by reason of being or having been a corporate representative, if the corporate representative acted in (i) good faith; and (ii) reasonably believed (a) in the case of conduct in his official capacity as a corporate representative, that his conduct was in the corporation's best interests; or (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; provided further, that with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding any of the foregoing, the corporation shall not indemnify corporate representatives in relation to matters as to which any such corporate representative shall be adjudged in such action, suit or proceeding to be liable for gross negligence, willful misfeasance, bad faith, reckless disregard of the duties and obligations involved in the conduct of his office, or when indemnification is otherwise not permitted by the Texas Business Corporation Act.

             (b) In the absence of an adjudication which expressly absolves the corporate representative, or in the event of a settlement, each corporate representative shall be indemnified hereunder only if there has been a reasonable determination based on a review of the facts that indemnification of the corporate representative is proper because he has met the applicable standard of conduct set forth in paragraph A. Such determination shall be made: (i) by the board of directors, by a majority vote of a quorum which consists of directors who were not parties to the action, suit or proceeding nor interested persons of the corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940; (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the board, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are neither parties to the action, suit or proceeding nor interested persons of the corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940; (iii) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in (i) or (ii) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties to the action, suit or proceeding may participate; or (iv) by the shareholders in a vote that excludes the shares held by directors who are parties to the action, or suit or proceeding.

             (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall create a rebuttable presumption that the person was guilty of willful misfeasance, bad faith, gross negligence or reckless disregard to the duties and obligations involved in the conduct of his or her office, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

             (d) Expenses, including attorneys' fees, incurred in the preparation of and/or presentation of the defense of a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Article 2.02-1(K) of the Texas Business Corporation Act and in accordance with the requirements of the Securities and Exchange Commission upon receipt of: (i) an undertaking by or on behalf of the corporate representative to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this bylaw; and (ii) a written affirmation by the corporate representative of the corporate representative's good faith belief that the standard of conduct necessary for indemnification by the corporation has been met.

             (e) The indemnification provided by this bylaw shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these bylaws, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person subject to the limitations imposed from time to time by the Investment Company Act of 1940, as amended.

             (f) This corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any corporate representative against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this bylaw, provided that no insurance or other arrangement may be purchased or maintained to protect any corporate representative against liability for gross negligence, willful misfeasance, bad faith or reckless disregard of the duties and obligations involved in the conduct of his or her office.

             (g) "Corporate Representative" means an individual who is or was a director, officer, agent or employee of the corporation or who serves or served another corporation, partnership, joint venture, trust or other enterprise in one of these capacities at the request of the corporation and who, by reason of his or her position, is, was, or is threatened to be made, a party to a proceeding described herein.

             Section 8.     Amendments.

             (a) These bylaws may be altered, amended or repealed and new bylaws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

             (b) These bylaws may also be altered, amended or repealed and new bylaws may be adopted by the board of directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the shareholders shall be amended or repealed by the board of directors if the bylaw so adopted so provided.

             (c) Any action taken or authorized by the shareholders or by the board of directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as was necessary to permit the specific action so taken or authorized.

             Section 9. Reports to Shareholders. The books of account of the corporation shall be examined by an independent firm of public accountants at the close of each annual fiscal period of the corporation and at such other times, if any, as may be directed by the board of directors of the corporation. A report to the shareholders based upon each such examination shall be mailed to each shareholder of the corporation of record on such date with respect to each report as may be determined by the board of directors at his address as the same appears on the books of the corporation. Each such report shall include the financial information required to be transmitted to shareholders by rules or regulations of the Securities and Exchange Commission under the Investment Company Act of 1940 and shall be in such form as the board of directors shall determine pursuant to rules and regulations of the Securities and Exchange Commission.

             Section 10. Information to Accompany Dividends. At the time of the payment by the corporation of any dividend to its shareholders, each shareholder to whom such dividend is paid shall be notified of the account or accounts from which it is paid and the amount thereof paid from each such account.


                                  ARTICLE VIII

                 SALES, REDEMPTION AND NET ASSET VALUE OF SHARES

             Section 1. Sale of Shares. Shares of any series of Common Stock of the corporation shall be sold by it for the net asset value per share of such series of Common Stock outstanding at the time as of which the computation of said net asset value shall be made as hereinafter provided in these bylaws.

             Section 2. Periodic Investment and Dividend Reinvestment Plans. The corporation, acting by and through the board of directors, shall have the right to adopt and to offer to the shareholders and to the public a periodic investment plan and an automatic reinvestment of dividend plan subject to the limitations and restrictions imposed thereon and as set forth in the Investment Company Act of 1940 and any rule or regulation adopted or issued thereunder.

             Section 3. Shares Issued for Securities. In the case of shares of stock of the corporation issued in whole or in part in exchange for securities, there may, at the discretion of the board of directors of the corporation, be included in the value of said securities, for the purpose of determining the number of shares of stock of the corporation issuable in exchange therefor, the amount, if any, of brokerage commissions (not exceeding an amount equal to the rates payable in connection with the purchase of comparable securities on the New York Stock Exchange) or other similar costs of acquisition of such securities paid by the holder of said securities in acquiring the same.

             Section 4. Redemption of Shares. Each share of each series of Common Stock of the corporation now or hereafter issued shall be subject to redemption and, subject to the suspension of such right of redemption as hereinafter provided in these bylaws, each holder of shares of any series of Common Stock of the corporation, upon request to the corporation and after complying with any and all redemption procedures established by the board of directors, shall be entitled to require the corporation to redeem all or any part of the shares of such series of Common Stock standing in the name of such holder on the books of the corporation at the net asset value of such shares determined as hereinafter provided in these bylaws. To the extent required by the board of directors, there shall be submitted with any such request a stock power with an appropriate signature guarantee. Payment of the net asset value of each share of each series of Common Stock of the corporation surrendered to it for redemption shall be made by the corporation within seven (7) days after surrender of such stock to the corporation for such purpose, or within such other reasonable period as may be determined from time to time by the board of directors. Such payment may be in the form of assets of the corporation other than cash with such assets being valued at the same amount as was used in calculating the net asset value of the shares so redeemed; provided that holders of Common Stock who in any ninety-day period redeem the lesser of $250,000 or 1% of the corporation's net assets at the beginning of the ninety-day period will be paid the redemption price in cash.

             Section 5. Suspension of Right of Redemption. The board of directors of the corporation may suspend the right of the holders of any series of Common Stock of the corporation to require the corporation to redeem shares of such series of Common Stock:

             (a) for any period (a) during which the New York Stock Exchange is closed other than customary weekend and holiday closing; or (b) during which trading on the New York Stock Exchange is restricted;

             (b) for any period during which an emergency, as defined by rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (a) disposal by the corporation of securities owned by it is not reasonably practicable; or (b) it is not reasonably practicable for the corporation fairly to determine the value of its net assets; or

             (c) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the corporation.

             Section 6. Computation of Net Asset Value. For purposes of these bylaws, the following rules shall apply:

             (a) The net asset value of each share of each series of Common Stock of the corporation shall be determined at such time or times as may be disclosed in the then currently effective Prospectus relating to such series of Common Stock of this corporation. The board of directors may also, from time to time by resolution, designate a time or times intermediate of the opening and closing of trading on the New York Stock Exchange on each day that said Exchange is open for trading as of which the net asset value of each share of each series of Common Stock of the corporation shall be determined or estimated.

                  Any determination or estimation of net asset value as provided in this subparagraph A shall be effective at the time as of which such determination or estimation is made.

                  The net asset value of each share of Common Stock of the corporation for purposes of the issue of such Common Stock shall be the net asset value which becomes effective as provided in Subparagraph A above, next succeeding receipt of the subscription to such share of Common Stock. The net asset value of each share of Common Stock of the corporation tendered for redemption shall be the net asset value which becomes effective as provided in Subparagraph A above, next succeeding the tender of such share of Common Stock for redemption.

             (b) The net asset value of each share of the Common Stock of the corporation, as of the close of business on any day, shall be the quotient obtained by dividing the value at such close of the net assets belonging to such series (meaning the assets belonging to such series and any other assets allocated to such series less the liabilities belonging to such series and any other liabilities allocated to such series excluding capital and surplus) of the corporation by the total number of shares of such series outstanding at such close, all determined and computed as follows:

                  (i)  The assets of the corporation shall be
             deemed to include (A) all cash on hand, on deposit, or on call, (B) all bills and notes and accounts receivable, (C) all shares of stock and subscription rights and other securities owned or contracted for by the corporation, other than its own common stock, (D) all stock and cash dividends and cash distributions, to be received by the corporation, and not yet received by it but declared to shareholders of record on a date on or before the date as of which the net asset value is being determined, (E) all interest accrued on any interest-bearing securities owned by the corporation, and (F) all other property of every kind and nature including prepaid expenses; the value of such assets to be determined in accordance with the corporation's registration statement filed with the Securities and Exchange Comission.

                  (ii) The liabilities of the corporation shall be
             deemed to include (A) all bills and notes and accounts payable, (B) all administration expenses payable and/or accrued (including investment advisory fees),
             (C) all contractual obligations for the payment of money or property including the amount of any unpaid dividend declared upon the corporation's stock and payable to shareholders of record on or before the day as of which the value of the corporation's stock is being determined, (D) all reserves, if any, authorized or approved by the board of directors for taxes, including reserves for taxes at current rates based on any unrealized appreciation in the value of the assets of the corporation, and (E) all other liabilities of the corporation of whatever kind and nature except liabilities represented by outstanding capital stock and surplus of the corporation.

                  (iii) For the purposes hereof: (a) shares of each series of Common Stock subscribed for shall be deemed to be outstanding as of the time of acceptance of any subscription and the entry thereof on the books of the corporation and the net price thereof shall be deemed to be an asset belonging to such series; and
             (b) shares of each series of Common Stock surrendered for redemption by the corporation shall be deemed to be outstanding until the time as of which the net asset value for purposes of such redemption is determined or estimated.

             (c) The net asset value of each share of each series of Common Stock of the corporation, as of any time other than the close of business on any day, may be determined by applying to the net asset value as of the close of business on the preceding business day, computed as provided in Paragraph C of this Section of these bylaws, such adjustments as are authorized by or pursuant to the direction of the board of directors and designed reasonably to reflect any material changes in the market value of securities and other assets held and any other material changes in the assets or liabilities of the corporation and in the number of its outstanding shares which shall have taken place since the close of business on such preceding business day.

             (d) In addition to the foregoing, the board of directors is empowered, in its absolute discretion, to establish other bases or times, or both, for determining the net asset value of each share of each series of Common Stock of the corporation.